                      Pomeroy Computer Resources, Inc.
               Exhibit 11 - Computation of Earnings Per Share
                  (In thousands, except per share amounts)


                                        Quarter ended October 5,
                                  ----------------------------------------
                                         1997                1998
                                  -------------------  -------------------
                                           Per Share            Per Share
                                  Shares    Amount     Shares    Amount
                                  ------  -----------  ------  -----------
Basic EPS. . . . . . . . . . . .  11,269  $     0.40   11,505  $     0.47
Effect of dilutive stock options     348       (0.01)     240       (0.01)
                                  ------  -----------  ------  -----------
Diluted EPS. . . . . . . . . . .  11,617  $     0.39   11,745  $     0.46
                                  ======  ===========  ======  ===========

                                        Nine months ended October 5,
                                  ----------------------------------------
                                         1997                1998
                                  -------------------  -------------------
                                           Per Share            Per Share
                                  Shares     Amount    Shares     Amount
                                  ------  -----------  ------  -----------
Basic EPS. . . . . . . . . . . .  10,949  $     1.05   11,450  $     1.28
Effect of dilutive stock options     314       (0.03)     304       (0.03)
                                  ------  -----------  ------  -----------
Diluted EPS. . . . . . . . . . .  11,263  $     1.02   11,754  $     1.25
                                  ======  ===========  ======  ===========

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